                                                                    EXHIBIT 10.2


                                AMENDMENT NO. 1
                                      TO
                            JDN REALTY CORPORATION
                 1993 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

         THIS AMENDMENT NO. 1 TO JDN REALTY CORPORATION 1993 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN (the "Amendment") is made and entered into as of the 1st day of October, 1999, by JDN Realty Corporation, a Maryland corporation (the "Company").

                  WHEREAS, effective December 17, 1993, as amended and restated effective November 24, 1998, the Company established the JDN Realty Corporation Non-Employee Director Stock Option Plan (the "Plan"); and

                  WHEREAS, the Company desires to amend the Plan in accordance with Section 9.5 of the Plan as set forth herein.

                  NOW, THEREFORE, the Company hereby amends the Plan, effective as of the date first written above, as follows:

                  1. Amendment to Plan. Section 4.3 of the Plan is deleted in its entirety and replaced with the following:

                     4.3 Stock Award. Stock Awards shall be made automatically
                  to each Participant on each Grant Date. The number of shares to be awarded shall be calculated as the number of whole shares that is equal to $10,000 less the amount of "Director Compensation" (as defined in the JDN Realty Corporation Deferred Director Compensation Plan) each Participant has deferred under the JDN Realty Corporation Deferred Director Compensation Plan for the fiscal quarter beginning on the Grant Date, divided by the Fair Market Value of the Stock per share as determined on the Grant Date, rounded to the nearest whole share. Shares awarded under this Section shall not be transferable for a period of six months after the Grant Date.

                  2. Definitions. Unless otherwise defined herein, terms shall have the meanings ascribed to them in the Plan.

                  3. Governing Law. The Amendment shall be construed in accordance with, and governed by, the laws of the State of Maryland.

                  4. Other Provisions. Except as amended hereby, the Plan shall remain unmodified and in full force and effect.

                  IN WITNESS WHEREOF, the undersigned have hereunto signed this Amendment No. 1 to JDN Realty Corporation 1993 Non-Employee Director Stock Option Plan on the day and year first above written.

                                       JDN REALTY CORPORATION


                                       By: /s/ J. Donald Nichols
                                           ------------------------------
                                       Title: Chairman and CEO
                                              ---------------------------

                             JDN REALTY CORPORATION

                  1993 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN




                           EFFECTIVE DECEMBER 17, 1993
                              AMENDED AND RESTATED
                                NOVEMBER 24, 1998

                             JDN REALTY CORPORATION
                  1993 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

                                    PREAMBLE

         WHEREAS, effective December 17, 1993, JDN Realty Corporation (the "Company") has established the JDN Realty Corporation 1993 Non-Employee Director Stock Option Plan which provides for the automatic grant of options to purchase the common stock, $.01 par value, of the Company ("Stock") to members of the board of directors of the Company who are not employees of the Company;

         WHEREAS, the Company also provides cash compensation to its directors for services rendered to the Company in such capacity, and desires to provide compensation for such services in the form of Stock in lieu of cash compensation;

         WHEREAS, the Company desires to amend and restate the JDN Realty Corporation 1993 Non-Employee Director Stock Option Plan to, among other things, provide for the automatic grant of Stock Awards (as hereinafter defined) hereunder; and

         WHEREAS, the Company intends that the JDN Realty Corporation 1993 Non-Employee Director Stock Option Plan, as amended and restated (the "Plan"), and the awards granted hereunder will conform to the provisions of Securities and Exchange Commission Rule 16b-3, as amended through the date hereof, and that the references to a quantity of shares of Stock will reflect the effect of the Company's three-for-two Stock split that occurred prior to the effective date of this restatement;

         NOW, THEREFORE, the Company hereby amends and restates the Plan, effective November 24, 1998:

                            ARTICLE I. DEFINITIONS

         1.1 Affiliate. A "parent corporation," as defined in section 424(e) of the Code, or "subsidiary corporation," as defined in section 424(f) of the Code, of the Company.

         1.2 Agreement. A written agreement (including any amendment or supplement thereto) between the Company or an Affiliate and a Participant specifying the terms and conditions of an Award granted to such Participant.

         1.3 Award. A right that is granted under the Plan to a Participant by the Company, including Options and Stock Awards.

         1.4 Board. The board of directors of the Company.

         1.5 Code. The Internal Revenue Code of 1986, as amended.

         1.6 Committee. A committee composed of at least two individuals (or such other number that satisfies Rule 16b-3 of the Exchange Act) who are members of the Board and are not employees of the Company or an Affiliate, and who are designated by the Board as the "Compensation Committee" or are otherwise designated to administer the Plan. In the absence of a designation of a Committee by the Board, the Board shall be the Committee.

         1.7 Company. JDN Realty Corporation and its successors.

         1.8 Exchange Act. The Securities Exchange Act of 1934, as amended.

         1.9 Fair Market Value. On any given date, Fair Market Value shall be the applicable description below (unless, where appropriate, the Committee determines in good faith the fair market value of the Stock to be otherwise):

         (a) If the Stock is traded on the New York Stock Exchange or the American Stock Exchange, the closing price of the Stock on such exchange on which such Stock is traded on the trading day immediately preceding the date as of which Fair Market Value is being determined, or on the next preceding day on which such Stock is traded if no Stock was traded on such trading day;

         (b) If the Stock is not traded on the New York Stock Exchange or the American Stock Exchange, but is reported on the Nasdaq National Market or another Nasdaq automated quotation system and market information is published on a regular basis, then Fair Market Value shall be the closing price of the Stock, as so published, on the trading day immediately preceding the date as of which Fair Market Value is being determined, or the closing price on the next preceding trading day on which such prices were published if no Stock was traded on such trading day;

         (c) If market information is not so published on a regular basis, then Fair Market Value shall be the average of the high bid and low asked prices of the Stock in the over-the-counter market over a period of trading days that is reasonably representative of the normal trading of the Stock immediately preceding the date on which Fair Market Value is being determined, as reported by a generally accepted reporting service; or

         (d) If the Stock is not publicly traded, Fair Market Value shall be the value determined in good faith by the Committee. Such determination shall not, however, take into account any restriction on the Stock, except for a restriction which by its terms will never lapse.

         1.10 Grant Date. With respect to Options, each January 1 during the term of the Plan. With respect to Stock Awards, the first day of each calendar quarter during the term of the Plan.

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

         1.11 Option. The right that is granted hereunder to a Participant to purchase from the Company a stated number of shares of Stock at the price set forth in an Agreement.

         1.12 Participant. Each Board member who, on a respective Grant Date, is not an employee of the Company or any of its Affiliates and who otherwise satisfies the requirements of Article IV to receive an Award.

         1.13 Plan. The JDN Realty Corporation 1993 Non-Employee Director Stock Option Plan, as amended and restated.

         1.14 Stock Award. A grant of Stock that is described in Section 4.3.

         1.15 Stock. The common stock, $.01 par value, of the Company.

                          ARTICLE II. PURPOSE OF PLAN

         The purpose of this Plan is to provide a performance incentive and to encourage Stock ownership by the Participants, and to align the interests of such individuals with those of the Company, its Affiliates and its stockholders. It is intended that Participants may acquire or increase their proprietary interests in the Company and be encouraged to remain as directors of the Company. Any proceeds received by the Company from the sale of Stock pursuant to this Plan may be used for general corporate purposes.

                          ARTICLE III. ADMINISTRATION

         3.1 Administration of Plan. This Plan shall be administered by the Committee. The express grant in this Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. Any decision made or action taken by the Committee to administer this Plan shall be final and conclusive. No member of the Committee shall be liable for any act done in good faith with respect to this Plan or any Agreement or Award. The Company shall bear all expenses of Plan administration. In addition to all other authority vested with the Committee under this Plan, the Committee shall have complete authority to:

         (a)      Interpret all provisions of this Plan;

         (b) Prescribe the form of any Agreement and notice and manner for executing or giving the same;

         (c)      Make amendments to all Agreements;

         (d)      Adopt, amend, and rescind rules for Plan administration; and

         (e) Make all determinations it deems advisable for the administration of this Plan.

         3.2 Authority to Issue Awards. The Committee shall have the authority to issue Awards upon such terms as the Committee deems appropriate and that are not inconsistent with the provisions of this Plan.

         3.3 Persons Subject to Section 16(b). Notwithstanding anything herein to the contrary, the Committee, in its absolute discretion, may bifurcate this Plan so as to restrict, limit or condition the use of any provision of this Plan to Participants who are subject to section 16(b) of the Exchange Act, without so restricting, limiting or conditioning the Plan with respect to other Participants.

               ARTICLE IV. ELIGIBILITY AND LIMITATIONS ON GRANTS

         4.1 Participation. Awards shall be granted hereunder to Participants who qualify therefor on each Grant Date. At the determination of the Committee, Awards may be evidenced by Agreements which shall be subject to applicable provisions of this Plan or such other provisions as the Committee may adopt that are not inconsistent herewith. Such provisions may include, by way of example and not limitation, provisions for cash or other compensation to be paid in combination with Awards. An Award may be deemed to be granted prior to the approval of this Plan by the stockholders of the Company and prior to the time that an Agreement is executed by the Participant and the Company.

         4.2 Grant of Options. Options shall be granted automatically to each Participant on each Grant Date. Notwithstanding anything herein to the contrary, the Board may revoke on or before a Grant Date the grant of Options that is otherwise provided for herein if no options have been granted to employees since the preceding Grant Date under the Company's 1993 Incentive Stock Plan or any other employee stock option plan of the Company. All Options granted hereunder shall be subject to the following terms and conditions:

         (a) Number. Each Participant shall receive an Option to purchase 15,000 shares of Stock (as adjusted pursuant to Article VII). However, if fewer than 15,000 shares of Stock (as adjusted pursuant to Article VII), multiplied by the number of Participants, remain available for issuance under the Plan on any Grant Date, Options shall be awarded by allocating the remaining shares of Stock pro rata thereto.

         (b) Price. Stock may be purchased through an Option by payment of the Fair Market Value of the Stock as determined on the Grant Date thereof.

         (c) Option Period. Each Option shall expire ten years after the Grant Date thereof (the "Option Period"), unless the Option is terminated sooner pursuant to Section 4.2(d) below.

         (d) Termination of Service, Death, Etc. Options that have not yet expired pursuant to Section 4.2(c) will sooner terminate if the Participant ceases to be a member of the Board under any of the conditions described in this Section. In no event shall the Option Period described in Section 4.2(c) be extended by any of the events described below:

                  (i) All outstanding Options shall immediately terminate if Board membership terminates due to fraud, dishonesty or other acts detrimental to the interests of the Company, its Affiliates, or any direct or indirect majority-owned subsidiary or business entity of the Company.

                  (ii) Options that have not otherwise terminated will terminate twelve months following the death of a Participant. After death, the Option may be exercised by the executor or administrator of the estate of Participant, or by any persons who have acquired the Option by bequest or inheritance.

                  (iii) All outstanding Options will terminate three months after the date that a Participant ceases to be a member of the Board for any reason that is not described in paragraphs (i) and (ii) of this Section.

         (e) Vesting Dates. Each Option shall become exercisable with respect to one-third of the shares subject to the Option beginning six months after the Grant Date, and with respect to two-thirds of such shares beginning 18 months after the Grant Date, and will become fully exercisable 30 months after the Grant Date; provided, however, that the Participant's vested right to exercise Options shall not be increased under this Section at the time the Participant is no longer a member of the Board.

         (f) Transferability. Generally, any Option granted under this Plan shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the Participant only by the Participant. An Option may be transferable, however, to the extent provided in the Agreement. No right or interest of a Participant in any Award shall be liable for, or subject to, any lien, obligation or liability of such Participant.

         4.3 Stock Award. Stock Awards shall be made automatically to each Participant on each Grant Date. An award of Stock shall be made on each Grant Date to each Participant. The number of shares to be awarded shall be calculated as the number of whole shares that is equal to $10,000 divided by the Fair Market Value of Stock per share on the Grant Date, rounded to the nearest whole share. Shares awarded under this Section shall not be transferable for a period of six months after the Grant Date.

                       ARTICLE V. STOCK SUBJECT TO PLAN

         5.1 Source of Shares. Upon the exercise of an Option or the grant of a Stock Award, the Company shall deliver to the Participant authorized but unissued Stock.

         5.2 Maximum Number of Shares. The maximum aggregate number of shares of Stock that may be issued pursuant to the exercise of Awards is 450,000, subject to increases and adjustments as provided in Article VII.

         5.3 Forfeitures. If any Option granted hereunder expires or terminates for any reason without having been exercised in full, the shares of Stock subject thereto shall again be available for issuance of an Award under this Plan.

                        ARTICLE VI. EXERCISE OF OPTIONS

         6.1 Exercise. Subject to the limitations described in this Plan, an Option may be exercised in whole or in part at such times and in compliance with such requirements as the Committee shall determine. An Option shall be treated as exercised hereunder on the date that the Company accepts tender of the exercise price of an Option.

         6.2 Method of Payment. Unless otherwise provided by the Agreement, payment of the Option price shall be made in cash or, to the extent approved by the Committee, Stock that was acquired prior to the exercise of the Option, other consideration acceptable to the Committee, or a combination thereof.

         6.3 Federal Withholding Tax Requirements. Upon exercise of an Option or receipt of a Stock Award, a Participant shall, upon notification of the amount due and prior to or concurrently with the delivery of the shares, pay to the Company amounts necessary to satisfy applicable federal, state and local withholding tax requirements or shall otherwise make arrangements satisfactory to the Company for such requirements.

         6.4 Stockholder Rights. No Participant shall have any rights as a stockholder with respect to shares subject to Options prior to the exercise thereof and payment of the Option price therefor. Participants shall have all rights as stockholders through the grant of a Stock Award on the date that the shares of Stock are transferred to the Participant, subject to the restrictions on transferability set forth in Section 4.2.

         6.5 Issuance and Delivery of Shares. Shares of Stock issued pursuant to Stock Awards or the exercise of Options hereunder shall be delivered to Participants by the Company (or its transfer agent) as soon as administratively feasible after a Participant exercises an Option hereunder, or is granted a Stock Award, and executes any applicable stockholder agreement or agreement described in Section 8.2 that the Company requires at the time of exercise.

                ARTICLE VII. ADJUSTMENT UPON CORPORATE CHANGES

         7.1 Adjustments to Shares. The maximum number of shares of Stock with respect to which Awards hereunder may be granted and which are the subject of outstanding Awards, and the exercise price of Options granted hereunder, shall be adjusted as the Committee determines in its sole discretion to be appropriate, in the event that:

         (a) the Company or an Affiliate effects one or more stock dividends, stock splits, reverse stock splits, subdivisions, consolidations or other similar events;

         (b)      the Company or an Affiliate engages in a transaction to which section 424 of the Code applies; or

         (c) there occurs any other event which in the judgment of the Committee necessitates such action;

provided, however, that if an event described in paragraph (a) or (b) occurs, the Committee shall make adjustments to the limits on Awards specified in
Article IV that are proportionate to the modifications of the Stock that are on account of such corporate changes. Notwithstanding the foregoing, the Committee may not modify the Plan or the terms of any Awards then outstanding or to be granted hereunder to provide for the issuance under the Plan of a different class of stock or kind of securities.

         7.2 Substitution of Awards on Merger or Acquisition. The Committee may grant Awards in substitution for stock awards, stock options, stock appreciation rights or similar awards held by an individual who becomes an employee of the Company or an Affiliate in connection with a transaction to which section 424(a) of the Code applies. The terms of such substituted Awards shall be determined by the Committee in its sole discretion, subject only to the express limitations on Awards contained herein.

         7.3 Effect of Certain Transactions. Upon a merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation of the Company, as a result of which the stockholders of the Company receive cash, stock or other property in exchange for their shares of Stock (but not a public offering of Stock by the Company), and the Company is not the surviving entity (even though it may survive as a subsidiary corporation), any Option granted hereunder shall terminate, provided that the Participant shall have the right immediately prior to any such merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation to exercise his or her Options in whole or in part, without regard to any vesting requirements and provided further that such Options shall not terminate if the Committee elects to convert all Options hereunder into stock incentive awards of an acquiring corporation. Notwithstanding the foregoing, a portion of the acceleration of exercisability of Options shall not occur with respect to any holder to the extent that such portion of acceleration would cause the Participant or holder of such Option to be liable for the payment of taxes pursuant to section 4999 of the Code. If the Committee elects to convert the Options, the amount and price of such converted options shall be determined by adjusting the amount and price of the Options granted hereunder in the same proportion as used for determining the number of shares of stock of the acquiring corporation the holders of the Stock receive in such merger, consolidation, acquisition of property or stock, separation or reorganization.

         7.4 No Adjustment Upon Certain Transactions. The issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services rendered, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, outstanding Awards.

         7.5 Fractional Shares. Only whole shares of Stock may be acquired through an Award. Any amounts tendered in the exercise of an Option remaining after the maximum number of whole shares have been purchased will be returned to the Participant.

           ARTICLE VIII. COMPLIANCE WITH LAW AND REGULATORY APPROVAL

         8.1 General. No Award shall be exercisable, no Stock shall be issued, no certificates for shares of Stock shall be delivered, and no payment shall be made under this Plan except in compliance with all federal or state laws and regulations (including, without limitation, withholding tax requirements), federal and state securities laws and regulations and the rules of all securities exchanges on which the Company's securities may be listed, or national securities associations through which the Company's securities may be quoted, and until the Company has obtained such consent or approval as the Committee may deem advisable from any regulatory bodies having jurisdiction over such matters. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any certificate issued to evidence shares of Stock pursuant to an Award may bear such legends and statements as the Committee upon advice of counsel may deem advisable to assure compliance with federal or state laws and regulations.

         8.2 Representations by Participants. As a condition to the issuance of a Stock Award or the exercise of an Option, the Company may require a Participant to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares, if, in the opinion of counsel for the Company, such representation is required by any relevant provision of the laws referred to in Section 8.1. At the option of the Company, a stop transfer order against any shares of Stock may be placed on the official Stock books and records of the Company, and a legend indicating that the Stock may not be pledged, sold or otherwise transferred unless an opinion of counsel was provided (concurred in by counsel for the Company) and stating that such transfer is not in violation of any applicable law or regulation may be stamped on the certificate evidencing such Stock in order to assure exemption from registration. The Committee may also require such other action or agreement by the Participants as may from time to time be necessary to comply with federal or state securities laws. This provision shall not obligate the Company or any Affiliate to undertake registration of Options or Stock hereunder.

                        ARTICLE IX. GENERAL PROVISIONS

         9.1 Unfunded Plan. This Plan, insofar as it provides for grants, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under this Plan. Any liability of the Company to any person with respect to any grant under this Plan shall be based solely upon contractual obligations that may be created hereunder. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

         9.2 Rules of Construction. Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The masculine gender when used herein refers to both masculine and feminine. The reference to any statute, regulation or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

         9.3 Governing Law. The internal laws of the State of Maryland shall apply to all matters arising under this Plan, except to the extent that Maryland law is preempted by federal law.

         9.4 Compliance With Section 16 of the Exchange Act. With respect to persons subject to liability under section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 (or successor provisions) under the Exchange Act. To the extent any provision of this Plan or action by Committee fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Committee.

         9.5 Amendment; Termination. The Board may amend or terminate this Plan at any time; provided, however, an amendment that would have a material adverse effect on the rights of a Participant under an outstanding Award is not valid with respect to such Award without the Participant's consent, and provided, further, that the stockholders of the Company must approve, in general meeting before the effective date thereof, any amendment that changes the number of shares in the aggregate which may be issued pursuant to Awards granted under this Plan, except pursuant to Article VII. Generally, stockholder approval shall not be required for amendments to this Plan pursuant to Section 3.1 hereof intended to benefit the administration of this Plan, for amendments necessitated by changes in legislation or administrative rules governing this Plan, or for amendments that the Board deems necessary to obtain or maintain favorable tax, securities exchange or regulatory treatment of this Plan for future Participants.

         9.6 Effective Date of Plan. The JDN Realty Corporation 1993 Non-Employee Director Stock Option Plan was originally effective December 17, 1993, and was approved by the stockholders of the Company thereafter. This amendment and restatement shall be effective on January 1, 1999. Awards may be granted hereunder at any time after the adoption of this or any other amendment to the Plan which increases the number of shares of Stock available for Awards.

         IN WITNESS WHEREOF, the undersigned officer of the Company has executed this instrument, pursuant to authorization of the Board, on this the 24th day of November, 1998, but to be effective as provided in Section 9.6.

                                     JDN REALTY CORPORATION

                                     By: /s/ William J. Kerley
                                         -------------------------------
                                     Its: Chief Financial Officer